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                                                              EXHIBIT (a)(ii)


                                         AMENDMENT
                                             to
                   AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                             of
                            ROBERTSON STEPHENS INVESTMENT TRUST

                                     February 26, 1999

     The undersigned, being at least a majority of the Trustees of Robertson Stephens Investment Trust (the "Trust"), hereby amend the Amended and
Restated Agreement and Declaration of Trust of the Trust by deleting therefrom
Article I, Section 1 in its entirety and replacing it with the following:

     Section 1. Name. This Trust shall be known as RS INVESTMENT TRUST, and the Trustees shall conduct the business of the Trust under that name or any other name as they, in their sole discretion, from time to time determine.

     IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 26th day of February 1999.


                                     /s/ Leonard B. Auerbach
                                     ------------------------------------------
                                     Leonard B. Auerbach


                                     /s/ John W. Glynn, Jr.
                                     ------------------------------------------
                                     John W. Glynn, Jr.


                                     /s/ James K. Peterson
                                     ------------------------------------------
                                     James K. Peterson



                                     ------------------------------------------
                                     Andrew P. Pilara, Jr.